Exhibit 99.1

SORL Auto Parts Reports Record Sales

For the 2014 Fourth Quarter and Year

ZHEJIANG, China, March 31, 2015 -- SORL Auto Parts, Inc. (NASDAQ: SORL) (“SORL” or the “Company”), a leading manufacturer and distributor of automotive brake systems as well as other key safety-related auto parts in China, announced today its financial results for the fourth quarter of 2014 and the year ended December 31, 2014.

Fourth Quarter 2014 Financial Highlights

•	Net sales for the fourth quarter increased by 14.4% to a fourth quarter record high of $63.2 million;
•	Gross profit increased 23.5% with a gross margin of 27.7% compared with 25.6% in the fourth quarter of 2013;
•	Net Income attributable to stockholders was $4.3 million, or $0.20 per diluted share from $0.8 million, or $0.05 per diluted share in the fourth quarter of 2013;
•	Cash, cash equivalents and short-term investments were $48.8 million with a current ratio of 3.4 to 1 at December 31, 2014.

2014 Full Year Highlights

•	Net sales increased 13.9% to an annual record high of $237.7 million;
•	Gross margin was stable at 28.1%;
•	Net income attributable to stockholders for fiscal 2014 was $13.8 million, or $0.71 per diluted share, compared with $9.4 million, or $0.49 per diluted earnings per share in 2013.

Mr. Xiaoping Zhang, SORL's Chief Executive Officer and Chairman, stated, "We are very pleased to have achieved record sales for the fourth quarter and the year in an extremely challenging sales environment for commercial vehicles. The enforcement of the National IV emission standard on commercial vehicles in the second half of 2014 resulted in a reduction in the sale of 'pre-buy' commercial vehicles that are not in compliance with the National IV emission standard, especially trucks sales. However, we continued to capture market share in 2014 as our 14.4% quarterly sales growth surpassed the 2.3% decline in the commercial vehicle sales market and the 5.9% lower truck sales in the fourth quarter of 2014. Our annual sales growth of 13.9% far exceeded the 6.5% decline in total commercial vehicles and the 8.9% reduction in truck sales in the 2014 year. All three of our market segments achieved annual sales growth for the 2014 year led by a 31.9% increase in aftermarket sales and followed by a 12.5% increase in international sales."

"Our expanded product line of advanced braking systems led to several new contracts. We were contracted to supply our three-pedal braking system to the new model M3000 heavy-duty vehicles produced by the Shaanxi Automotive Group. We are also supplying our first advanced braking products to Sichuan Hyundai Motor Company for its Chuanghu brand premium heavy-duty truck.”

“We have also made a breakthrough in the end user market and expanded beyond our traditional commercial vehicle markets as we have become a qualified supplier to Changchun Railway Vehicles (also known as China North Railway or CNR) in early 2015 for its CRH3 bullet trains. We are supplying our energy absorbing systems, and providing repair and replacement services for certain pneumatic valve modules used throughout the train. We are also supplying repair and replacement services for certain pneumatic valve modules for the CRH5 bullet trains. The expanding railway system in China provides additional growth opportunities for our products. We continue to be focused on increasing the technology in our products to capture market share and sustain our high gross margins," Mr. Zhang concluded.

Fourth Quarter 2014 Financial Results

For the fourth quarter of 2014, net sales increased by 14.4% to a fourth-quarter record high of $63.2 million compared with $55.3 million in the same quarter in 2013. Revenues from the Company’s domestic OEM customers were $27.6 million, a decrease of 5.8% from $29.3 million in the fourth quarter of 2013. The lower OEM sales were mainly due to the reduction in the sale of 'pre-buy' vehicles before the January 2015 nationwide implementation of the new National IV emission standards. Sales from China's domestic aftermarket increased by 58.0% to $18.4 million, compared with $11.6 million in the same quarter of 2013. Aftermarket sales increased as the Company's expanded line of advanced products serviced a larger number of vehicles passed their warranty period. Revenues from international markets increased 19.4% to $17.2 million, compared to $14.4 million in the same quarter of 2013.

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The gross profit for the fourth quarter of 2014 increased 23.5% to $17.5 million, compared with $14.2 million a year ago. Gross margin was 27.7%, an increase from a gross margin of 25.6% in the same quarter of 2013.

In the fourth quarter of 2014, operating expenses decreased to $12.5 million from $12.8 million in the same quarter of 2013. The decrease reflected reduced selling and research and development expenses partially offset by higher general and administrative expenses. As a percentage of revenue, operating expenses were 19.8% in the fourth quarter of 2014, compared with 23.1% in the fourth quarter of 2013.

•	Selling and distribution expenses were $5.6 million, or 8.9% of quarterly revenues, compared with $6.3 million, or 11.4% a year ago. The lower selling and distribution expenses as a percentage of revenue in fourth quarter of 2014 was mainly due to reduced costs for packaging materials.

•	General and administrative ("G&A") expenses in the fourth quarter of 2014 were $5.2 million, or 8.2% of revenue, compared with $4.3 million, or 7.8% a year ago. The increase in G&A expenses was mainly due to higher labor cost and the increase of other management expenditures.

•	Research and development ("R&D") expenses were $1.7 million in the fourth quarter of 2014 compared with $2.2 million in the fourth quarter of 2013. As a percentage of revenue, R&D expenses declined to 2.6% in the fourth quarter of 2014 compared to 3.9% of revenue in the fourth quarter of 2013.

Financial expenses were $0.4 million, unchanged from the fourth quarter of 2013.

Income before income taxes was $5.7 million for the fourth quarter of 2014 compared to $1.9 million for the same quarter of 2013. The increase in income reflected higher operating income and other income during the fourth quarter of 2014 compared to the fourth quarter of 2013. The pretax income margin was 9.0% in the fourth quarter of 2014, compared with 3.4% in the fourth quarter of 2013.

The provision for income taxes increased to $1.3 million in the fourth quarter of 2014 from $1.0 million in the fourth quarter of last year.

Net income attributable to stockholders for the fourth quarter of 2014 was $4.0 million, or $0.20 per basic and diluted share, compared with $0.8 million, or $0.05 per basic and diluted share a year ago.

Full Year 2014 Financial Results

SORL's net sales for the fiscal year ended December 31, 2014 increased by 13.9% to an annual record high of $237.7 million from $208.6 million in 2013.

For the fiscal year ended December 31, 2014, the Company’s sales to domestic OEM market increased by 6.8% to $112.1 million from $105 million in 2013. The 'pre-buy' of the less expensive Chinese commercial vehicles compatible with the National III emission standard vehicles resulted in higher sales during 2013, before the nationwide enforcement of the more stringent and more expensive National IV emission standard on January 1, 2015. The pre-buy sales reduction in the second half of 2014 was due to a growing number of localities requiring commercial vehicles to comply with the National IV emission standard. Aftermarket sales increased by 31.7% to $61.5 million from $46.7 million in the year of 2013. Our sales of new advanced products expanded our product portfolio providing more solutions to more vehicles being passed their warranty period. International sales increased by 12.5% to $64.0 million compared with $56.9 million last year as our foreign customer base continued to expand.

SORL's gross profit increased 14.1% to $66.9 million in 2014 from $58.6 million in 2013 due to the increase in sales. Gross margin was 28.1% in 2014 and 2013.

SORL’s operational expenses increased to $49.3 million in 2014 from $45.8 million in 2013.

•	Selling expenses increased by $2.8 million compared with 2013 primarily due to increased freight expenses from higher unit sales. As a percentage of sales revenue, selling expenses were 10.0% for the years ended December 31, 2014 and 2013.

•	G&A expenses increased by $0.6 million in 2014 mainly due to higher labor expenses. G&A expenses decreased to 7.6% of sales revenue for the year ended December 31, 2014, as compared to 8.3% for the 2013 year.

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•	R&D costs increased by $0.05 million from 2013 as SORL continued to build new products and advance traditional technologies. The Company's focus was on developing electronically controlled products to enhance braking performance in 2014 especially as the Company expands its global presence. As a percentage of sales revenue, R&D expenses were 3.2% for the year ended December 31, 2014 compared with 3.6% in the 2013 year.

Financial expenses decreased by 17.1% to $2.1 million from $2.6 million in 2013, mainly due to decreased bank loans.

Income before provision for income taxes was $18.0 million in 2014, compared with $12.6 million in 2013. The pretax income margin was 7.6% versus 6.0% in 2013.

The provision for income taxes was $2.9 million, or a 15.9% tax rate in 2014, as compared to $2.0 million, or a 16.3% tax rate in 2013.

The net income attributable to stockholders in 2014 was $13.8 million compared with $9.3 million in 2013. Earnings per share, both basic and diluted, for the full year ended December 31, 2014 and 2013, were $0.71 and $0.49 per share, respectively.

Balance Sheet

As of December 31, 2014, the Company had cash, cash equivalents and short-term investments of $48.8 million compared to $28.2 million on December 31, 2013. Total equity increased to $220.2 million at December 31, 2014 compared with $199.5 million at December 31, 2013. On December 31, 2014, working capital was $160.2 million with a current ratio of 3.4 to 1. Net cash flow from operating activities increased to $22.6 million from $1.4 million last year.

Recent Events

In February 2015, SORL announced that it has become a qualified supplier to Changchun Railway Vehicles Co., Ltd., for the supply, repair and replacement of the Changke CRH3 and CRH5 series of bullet trains.

In January 2015, SORL announced that the Company won its first “Excellent Supplier” award from Shaanxi HANDE Axle Co., Ltd.

Business Outlook

For the fiscal year 2015, management expects net sales to be approximately $256.0 million and net income to be approximately $15.0 million. These targets are based on the Company’s current views on the operating and market conditions, which are subject to change.

"We continue to capture market share as our investment in R&D builds our portfolio of advanced braking products for the commercial vehicle market. The higher technology our products provide the better performance our products deliver for our customers, which also creates a challenge for our competitors in China. In addition, our advanced products and our growing production efficiency help sustain our higher margins. The bus market is stable and we are gaining more shares in the Chinese aftermarket and further building our international customer base. We are also beginning to penetrate the railroad vehicle transportation system. We welcome the merger between China North Railway (CNR) and China South Railway (CSR) which will further increase the competitiveness of Chinese trains in the global market. We believe that we are well positioned for future growth opportunities," Ms. Jinrui Yu, SORL's Chief Operating Officer, stated.

Conference Call

Management will host a conference call on Tuesday, March 31, 2015 at 8:00 A.M. EDT/ 8:00 P.M. Beijing Time to discuss its 2014 fourth quarter and fiscal year financial results. Listeners may access the call by dialing U.S. toll free number +1-877-407-0778, or +1-201-689-8565 for international callers, and mainland China toll free +86 400 120 2840. A live web cast of the conference call will also be available at http://www.sorl.cn.

A replay of the call will be available shortly after the conference call through 11:59 p.m. EDT on May 1, 2015, or 11:59 a.m. Beijing Time on May 2, 2015. The replay dial-in numbers are: U.S. toll free number +1-877-660-6853, or international number +1-201-612-7415; use Conference ID “13605042” to access the replay.

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About SORL Auto Parts, Inc.

As a global tier one supplier of brake and control systems to the commercial vehicle industry, SORL Auto Parts, Inc. is the market leader for commercial vehicles brake systems, such as trucks and buses in China. The Company distributes products both within China and internationally under the SORL trademark. SORL is listed among the top 100 auto component suppliers in China, with a product range that includes 65 categories with over 2000 specifications in brake systems and others. The Company has four authorized international sales centers in UAE, the United States and Europe. SORL is working to establish a broader global sales network. For more information, please visit http://www.sorl.cn.

Safe Harbor Statement

This press release may include certain statements that are not descriptions of historical facts, but are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of forward-looking terminology such as “expects,” “anticipates,” “believes,” “targets,” “goals,” “projects,” “intends,” “plans,” “seeks,” “estimates,” “may,” “will,” “should” or similar expressions. These forward-looking statements may also include statements about the Company's proposed discussions related to its business or growth strategy, which are subject to change. Such information is based upon expectations of the Company's management that were reasonable when made, but may prove to be incorrect. All of such assumptions are inherently subject to uncertainties and contingencies beyond the Company's control and upon assumptions with respect to future business decisions, which are subject to change. The Company does not undertake to update the forward-looking statements contained in this press release. These risks and uncertainties may include, but are not limited to general political, economic and business conditions which may impact the demand for commercial vehicles or passenger vehicles in China and the other significant markets where the Company’s products are sold, uncertainty regarding such political, economic and business conditions, trends in consumer debt levels and bad debt write-offs, general uncertainty related to possible recessions, natural disasters, the political stability of China and the impact of any of those events on demand for commercial or passenger vehicles, changes in consumer confidence, new product development and introduction, competitive products and pricing, seasonality, availability of alternative sources of supply in the case of the loss of any significant supplier or any supplier’s inability to fulfill the Company’s orders, cost of labor and raw materials, the loss of or curtailed sales to significant customers, the Company’s dependence on key employees and officers, the ability to secure and protect trademarks, patents and other intellectual property rights, potential effects of competition in the Company’s business, the dependency of the Company upon the normal operation of its sole manufacturing facility, potential effect of the economic and currency instability in China and countries to which the Company sold its products, the ability of the Company to successfully manage its expenses on a continuing basis, the continued availability to the Company of financing and credit on favorable terms, business disruptions, disease, general risks associated with doing business in China or other countries including, without limitation, foreign trade policies, import duties, tariffs, quotas, political and economic stability, and the other factors discussed in the Company’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. For additional information regarding known material factors that could cause the Company's results to differ from its projected results, please see its filings with the SEC, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. Copies of filings made with the SEC are available through the SEC's electronic data gathering analysis retrieval system (EDGAR) at http://www.sec.gov.

Contact Information

Raymond Lin

+86.139.6777.6556

+86.577.6581.7721

ljf@sorl.com.cn

Phyllis Huang

+86.151.6770.5972

+86.577.6581.7721

phyllis@sorl.com.cn

Kevin Theiss

Grayling

+1.646.284.9409

kevin.theiss@grayling.com

- Tables Follow -

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SORL Auto Parts, Inc. and Subsidiaries

Consolidated Balance Sheets

December 31, 2014 and 2013

		December 31, 2014		December 31, 2013

Assets
Current Assets
Cash and cash equivalents	US$	14,009,597	US$	28,241,983
Short-term investments		34,838,757		-
Accounts receivable, net		68,171,387		57,912,384
Bank acceptance notes from customers		17,626,704		20,186,787
Inventories		84,186,766		76,364,019
Prepayments, including $83,206 and $- due from related parties at December 31, 2014 and 2013, respectively		4,663,002		3,773,750
Current portion of prepaid capital lease interest		282,280		453,053
Other current assets		1,282,182		2,537,300
Deferred tax assets		1,868,371		1,392,955
Total Current Assets		226,929,046		190,862,231

Non-Current Assets
Property, plant and equipment, net		43,550,927		45,469,013
Land use rights, net		14,421,729		14,409,170
Intangible assets, net		37,661		50,271
Security deposits on lease agreement		1,867,719		1,818,244
Non-current portion of prepaid capital lease interest		99,180		371,355
Total Non-Current Assets		59,977,216		62,118,053
Total Assets	US$	286,906,262	US$	252,980,284

Liabilities and Equity
Current Liabilities
Accounts payable, including $136,609 and $810,310 due to related parties at December 31, 2014 and 2013, respectively.	US$	13,867,316	US$	13,290,282
Deposits received from customers		19,045,172		13,931,658
Short-term bank loans		9,539,476		4,526,863
Income tax payable		1,101,103		494,658
Accrued expenses		13,561,163		10,066,969
Current portion of capital lease obligations		3,735,438		3,636,488
Other current liabilities, including $17,681 and $94,246 due to related parties at December 31, 2014 and 2013, respectively.		2,131,527		256,430
Total Current Liabilities		62,981,195		46,203,348

Non-Current Liabilities
Non-current portion of capital lease obligations		3,735,437		7,272,975
Total Non-Current Liabilities		3,735,437		7,272,975
Total Liabilities	US$	66,716,632	US$	53,476,323

Equity

Preferred stock - no par value; 1,000,000 authorized; none issued and outstanding as of December 31, 2014 and 2013		-		-
Common stock - $0.002 par value; 50,000,000 authorized, 19,304,921 issued and outstanding as of December 31, 2014 and 2013		38,609		38,609
Additional paid-in capital		42,199,014		42,199,014
Reserves		12,019,532		10,609,435
Accumulated other comprehensive income		27,516,206		22,465,720
Retained earnings		116,935,053		104,544,120
Total SORL Auto Parts, Inc. Stockholders' Equity		198,708,414		179,856,898
Noncontrolling Interest In Subsidiaries		21,481,216		19,647,063
Total Equity		220,189,630		199,503,961
Total Liabilities and Equity	US$	286,906,262	US$	252,980,284

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SORL Auto Parts, Inc. and Subsidiaries

Consolidated Statements of Income and Comprehensive Income

For Years Ended December 31, 2014 and 2013

		2014		2013

Sales	US$	237,654,865	US$	208,571,812
Include: sales to related parties		1,618,349		2,524,019
Cost of sales		170,793,868		149,949,176

Gross profit		66,860,997		58,622,636

Expenses:
Selling and distribution expenses		23,676,176		20,906,914
General and administrative expenses		18,011,110		17,379,521
Research and development expenses		7,601,342		7,550,010
Total operating expenses		49,288,628		45,836,445

Other operating income		2,270,147		2,074,520

Income from operations		19,842,516		14,860,711

Other income		606,112		524,370
Interest expense		(1,135,177)		(1,399,851)
Other expense		(1,273,053)		(1,410,141)

Income before provision for income taxes		18,040,398		12,575,089

Provision for income taxes		2,872,912		2,048,056

Net income	US$	15,167,486	US$	10,527,033

Net income attributable to noncontrolling interest in subsidiaries		1,366,456		1,164,068

Net income attributable to common stockholders	US$	13,801,030	US$	9,362,965

Comprehensive income:

Net income	US$	15,167,486	US$	10,527,033

Foreign currency translation adjustments		5,518,183		505,247

Comprehensive income		20,685,669		11,032,280

Comprehensive income attributable to noncontrolling interest in subsidiaries		1,834,153		1,223,603

Comprehensive income attributable to common stockholders	US$	18,851,516	US$	9,808,677

Weighted average common share - Basic		19,304,921		19,304,921

Weighted average common share - Diluted		19,304,921		19,304,921

EPS - Basic	US$	0.71	US$	0.49

EPS - Diluted	US$	0.71	US$	0.49

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SORL Auto Parts, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

For Years Ended December 31, 2014 and 2013

		2014		2013

Cash Flows From Operating Activities
Net income	US$	15,167,486	US$	10,527,033
Adjustments to reconcile net income to net cash
provided by operating activities:
Allowance for doubtful accounts		2,658,641		2,808,960
Depreciation and amortization		7,386,953		7,188,064
Deferred income taxes		(431,640)		(995,102)
Loss on disposal of property and equipment		53,052		5,089
Write-down of inventories		139,572		28,709
Changes in assets and liabilities:
Accounts receivable		(11,017,981)		(3,916,133)
Bank acceptance notes from customers		3,067,636		(10,050,861)
Other currents assets		1,200,416		(2,779,274)
Inventories		(5,836,031)		(19,454,080)
Prepayments		(776,251)		2,207,828
Prepaid capital lease interest		459,134		630,521
Accounts payable		211,449		3,577,338
Income tax payable		585,087		494,050
Deposits received from customers		4,670,996		7,306,556
Other current liabilities and accrued expenses		5,022,675		3,775,285
Net Cash Flows Provided By Operating Activities		22,561,194		1,353,983

Cash Flows From Investing Activities
Acquisition of property and equipment		(4,003,170)		(4,877,633)
Proceeds of disposal of fixed assets		63,460		14,301
Change in security deposit on lease agreement		-		66,170
Change in short term investments		(34,371,133)		-
Net Cash Flows Used In Investing Activities		(38,310,843)		(4,797,162)

Cash Flows From Financing Activities
Proceeds from bank loans		34,318,277		60,979,931
Repayment of bank loans		(29,524,282)		(70,935,757)
Repayment of capital lease		(3,685,299)		(14,103,295)
Proceeds from capital lease		-		14,527,922
Net Cash Flows Provided By (Used In) Financing Activities		1,108,696		(9,531,199)

Effects on changes in foreign exchange rate		408,567		(36,992)

Net change in cash and cash equivalents		(14,232,386)		(13,011,370)

Cash and cash equivalents- beginning of the year		28,241,983		41,253,353

Cash and cash equivalents - end of the year	US$	14,009,597	US$	28,241,983

Supplemental Cash Flow Disclosures:
Interest paid	US$	1,135,177	US$	1,399,851
Income taxes paid	US$	2,714,779	US$	2,418,239

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